EXHIBIT 99.1

   MTI Technology Corporation Reports Fiscal 2005 Second Quarter &
                     Six Months Financial Results;
              Revenues Surge 54 Percent from Prior Year

    TUSTIN, Calif.--(BUSINESS WIRE)--Nov. 15, 2004--MTI Technology Corporation (NASDAQ:MTIC), a multi-national total storage solutions and services company, today announced financial results for its fiscal 2005 second quarter ended October 2, 2004.
    For the second quarter of fiscal 2005, the Company reported total revenues of $31.5 million, an increase of 54 percent compared to $20.5 million in the same quarter of the prior year, and an increase of 21 percent compared to $26.0 million in the prior quarter. Product revenue for the second quarter 2005 was $22.3 million, an increase of 99 percent compared to $11.2 million in the same quarter of the prior year, and an increase of 30 percent compared to $17.2 million in the prior quarter. Service revenues for the second quarter 2005 were $9.2 million compared to $9.3 million in the same quarter of the prior year, and compared to $8.8 million in the prior quarter. Product gross margins were 25 percent. Service gross margins were 18 percent as compared to 30 percent in the same period of the prior year, as we invested in growing our professional services organization, ahead of expected revenue growth. Expenses grew 24 percent from the most recent quarter as the Company executed its growth strategy with the addition of sales personnel.
    "MTI continues its dramatic growth with revenues increasing for the fifth consecutive quarter and product revenue doubling over the past year. This is particularly rewarding as our growth substantially outpaces the storage market which clearly demonstrates that our strategy is working," said Tom Raimondi, MTI president and chief executive officer. "This is clear validation that our continued commitment will enable us to be one of the industry's leading multi-national data storage management integrators."
    The Company reported results of operations for the second quarter of fiscal 2005 as follows (in thousands, except per share data):


                                             THREE MONTHS ENDED
                                     October 2, 2004  October 4, 2003
                                     ---------------- ----------------
                                      Amount   Per     Amount   Per
                                               Share            Share
                                     ---------------------------------

Net loss                             $(2,478) $(0.07) $(1,725) $(0.05)
                                     -------- ------- -------- -------

Preferred stock dividends:
   Beneficial conversion feature        (203)              --
   Dividend payable                     (300)              --
                                     -------- ------- -------- -------
                                       $(503) $(0.02)     $--     $--
                                     -------- ------- -------- -------

Net loss applicable to common
 shareholders                        $(2,981) $(0.09) $(1,725) $(0.05)
                                     ======== ======= ======== =======

    For the six months ended October 2, 2004, the Company reported total revenues of $57.5 million, an increase of 50 percent compared to $38.3 million for the comparable period of fiscal 2004. Product revenue was $39.5 million for the first six months of fiscal 2005, an increase of 102 percent compared to $19.5 million for the comparable period of fiscal 2004. Service revenues for the first six months of fiscal year 2004 were $18.0 million, a decrease from $18.8 million in the comparable period of fiscal 2004. Gross profit margin for the first six months of fiscal 2005 was 23 percent compared to 24 percent in the same period last year.
    The Company reported results of operations for the six months of fiscal 2005 compared to the same period last year as follows (in thousands, except per share data):


                                              SIX MONTHS ENDED
                                     October 2, 2004  October 4, 2003
                                     ---------------- ----------------
                                      Amount   Per     Amount   Per
                                               Share            Share
                                     ---------------------------------

Net loss                             $(4,267) $(0.12) $(4,582) $(0.14)
                                     -------- ------- -------- -------

Preferred stock dividends:
   Beneficial conversion feature        (280)              --
   Dividend payable                     (353)              --
                                     -------- ------- -------- -------
                                       $(633) $(0.02)     $--     $--
                                     -------- ------- -------- -------

Net loss applicable to common
 shareholders                        $(4,900) $(0.14) $(4,582) $(0.14)
                                     ======== ======= ======== =======

    The Company had $13.5 million in cash and cash equivalents and $1.5 million available under a $7.0 million line of credit as of October 2, 2004.

    Conference Call Information

    MTI Technology Corporation will hold its quarterly conference call on Monday, November 15, 2004 at 10:00 a.m. Pacific Time/1:00 p.m. Eastern Time. The call will be accessible live by dialing toll free
(800) 561-2813 pass code 84385304 (international callers, please call 617-614-3529 pass code 84385304), or via webcast at www.mti.com. The webcast will be available for 45 days in the Investor Relations section of MTI's website at www.mti.com/company/ir_calls.asp.
    A replay of the call will be available for 48 hours by dialing toll free (888) 286-8010 and entering pass code 23568060 (international callers, please call 617-801-6888 pass code 23568060).

    About MTI Technology Corporation

    MTI is a multi-national provider of professional services and comprehensive data storage solutions for mid- to large-sized organizations. With more than 20 years of expertise as a storage technology innovator, MTI is uniquely qualified to assess, design, implement and support whole-office data storage and backup initiatives. MTI offers the best data storage, protection and management solutions available today, and employs a strategic, consultative approach providing a single point of contact that eliminates complexities while delivering competitive advantages and operational efficiencies for its customers. MTI currently serves more than 3,000 customers throughout North America and Europe. Headquartered in Tustin, California, MTI can be reached by telephone at 800-999-9MTI (toll free) or 714-481-7800, or by fax at 714-481-4135. For additional information visit www.mti.com.

    MTI is a registered trademark of MTI Technology Corporation (the
"Company").

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's strategy, capital position, anticipated cost savings and operating results, as well as statements regarding the Company's access to credit and its financial resources, the potential growth of the storage industry and MTI, the commercial relationship between MTI and EMC and EMC's product offerings and solutions, all of which are subject to change. The actual results may differ materially from those described in any forward-looking statement. In particular, we cannot assure you that MTI will improve revenues, margins, operating efficiencies or operating results, or be successful with its new strategy. In addition, we cannot assure you that MTI will be able to borrow under its line of credit or have sufficient financial resources or that it or the industry will grow. Important factors that may cause actual results to differ include competition, evolving technology, and the economy and other world events. Other important factors are set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K, as amended, for the year ended April 3, 2004. All forward-looking statements speak as of the date made and MTI undertakes no obligation to update any such statement.


                      MTI TECHNOLOGY CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 October 2,  April 3,
                                                    2004       2004
                                                 ----------- ---------
                     ASSETS                      (UNAUDITED)

Current assets:
 Cash and cash equivalents                          $13,478    $3,017
 Accounts receivable, less allowance for doubtful
  accounts and sales returns of $440 and $437 at
  October 2, 2004 and April 3, 2004, respectively    28,834    22,734
 Inventories, net                                     7,012     6,186
 Income tax refund and interest receivable              107     2,464
 Prepaid expenses and other receivables               6,180     5,792
                                                 ----------- ---------
           Total current assets                      55,611    40,193

Property, plant and equipment, net                    1,248     1,401
Goodwill, net                                         5,184     5,184
Other                                                   218       216
                                                 ----------- ---------
           Total assets                             $62,261   $46,994
                                                 =========== =========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Line of credit                                      $5,550    $3,933
 Current portion of capital lease obligations           186       176
 Accounts payable                                    17,280    13,650
 Accrued liabilities                                  8,660     6,479
 Accrued restructuring charges                        1,492     1,830
 Deferred revenue                                     9,376    11,382
                                                 ----------- ---------
           Total current liabilities                 42,544    37,450

Capital lease obligations, less current portion          17        95
Deferred revenue                                      3,411     2,308
                                                 ----------- ---------
           Total liabilities                         45,972    39,853
                                                 ----------- ---------

Redeemable convertible preferred stock, 567 and 0
 shares issued and outstanding at October 2, 2004
 and April 3, 2004, respectively                      6,445        --

Commitments and contingencies                            --        --

Stockholders' equity:
 Preferred stock, $.001 par value; authorized
  5,000 shares; issued and outstanding 567 and 0
  shares at October 2, 2004 and April 3, 2004,
  respectively, included in redeemable
  convertible preferred stock above                      --        --
 Common stock, $.001 par value; authorized 80,000
  shares; issued and outstanding 34,664 and
  34,473 shares at October 2, 2004 and April 3,
  2004, respectively                                     35        34
 Additional paid-in capital                         144,305   136,549
 Accumulated deficit                               (131,046) (126,149)
 Accumulated other comprehensive loss                (3,285)   (3,060)
 Deferred compensation                                 (165)     (233)
                                                 ----------- ---------
           Total stockholders' equity                 9,844     7,141
                                                 ----------- ---------
           Total liabilities and stockholders'
            equity                                  $62,261   $46,994
                                                 =========== =========


                      MTI TECHNOLOGY CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

                                  THREE MONTHS ENDED SIX MONTHS ENDED
                                  ------------------ -----------------
                                  OCTOBER   OCTOBER  OCTOBER  OCTOBER
                                   2, 2004   4, 2003  2, 2004  4, 2003
                                  --------- -------- -------- --------

Net product revenue                $22,320  $11,208  $39,523  $19,536
Service revenue                      9,180    9,318   18,012   18,768
                                  --------- -------- -------- --------
   Total revenue                    31,500   20,526   57,535   38,304
                                  --------- -------- -------- --------

Product cost of revenue             16,774    8,826   29,871   14,808
Service cost of revenue              7,513    6,565   14,405   12,949
                                  --------- -------- -------- --------
   Total cost of revenue            24,287   15,391   44,276   27,757
                                  --------- -------- -------- --------

   Gross profit                      7,213    5,135   13,259   10,547
                                  --------- -------- -------- --------

Operating expenses:
   Selling, general and
    administrative.                  9,621    7,154   17,365   14,298
   Research and development             --       --       --      776
   Restructuring charges                --     (251)      --     (211)
                                  --------- -------- -------- --------
     Total operating expenses        9,621    6,903   17,365   14,863
                                  --------- -------- -------- --------

   Operating loss                   (2,408)  (1,768)  (4,106)  (4,316)
                                  --------- -------- -------- --------

Interest and other expense, net       (101)     (34)    (248)     (64)
Gain (loss) on foreign currency
 transactions                           39       77       92     (196)
                                  --------- -------- -------- --------

Loss before income taxes            (2,570)  (1,725)  (4,262)  (4,576)
Income tax expense                       8       --        5        6
                                  --------- -------- -------- --------

   Net loss                        $(2,478) $(1,725) $(4,267) $(4,582)



Accretion of beneficial
 conversion related to preferred
 stock                                (203)      --     (280)      --
Dividend on preferred stock           (300)      --     (353)      --
                                  --------- -------- -------- --------

   Net loss applicable to common
    shareholders                    (2,981)  (1,725)  (4,900)  (4,582)
                                  ========= ======== ======== ========

Net loss per share:
   Basic and diluted                $(0.09)  $(0.05)  $(0.14)  $(0.14)
                                  ========= ======== ======== ========

Weighted-average shares used in
 per share computations:
   Basic and diluted                34,641   33,151   34,598   33,063
                                  ========= ======== ======== ========

    CONTACT: MTI Technology Corporation
             Scott Poteracki, 714-481-7878
             spoteracki@mti.com
             or
             Independent Marketing (Public Relations)
             Pamela Jacques, 626-432-4705
             pamela@independentmktg.com